CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A (the “Registration Statement”) of our report dated November 10, 2014, relating to the financial statements and financial highlights appearing in the September 30, 2014 Annual Report to Shareholders of Vanguard Growth and Income Fund, and of our report dated November 14, 2014, relating to the financial statements and financial highlights appearing in the September 30, 2014 Annual Report to Shareholders of Vanguard Structured Broad Market Fund and Vanguard Structured Large-Cap Equity Fund (comprising Vanguard Quantitative Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
January 21, 2015